Exhibit 10.1

PDVWIRELESS, INC.

CONTINUED SERVICE, CONSULTING AND TRANSITION AGREEMENT

This Continued Service, Consulting and Transition Agreement (this “Agreement”) is made and entered into as of April 23, 2018 (the “Agreement Date”), by and between pdvWireless, Inc., a Delaware corporation, with its principal place of business at 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424 (the “Company”), and John Pescatore, an individual with his principal address at *** (“Pescatore”) (each herein referred to individually as a “Party,” and collectively as the “Parties”).

RECITALS

A.Pescatore presently serves as the Company’s President and Chief Executive Officer (collectively, “CEO”) and as a director on the Company’s Board of Directors (the “Board”).

B.The Company’s Board has determined that it is in the best interests of the Company and its stockholders to continue to shift the Company’s focus and resources to pursuing its regulatory initiatives at the Federal Communications Commission (the “FCC”) and preparing for the future deployment of broadband and other advanced technologies and services.

C.In connection with this continued shift in focus and resources, Pescatore and the Board have determined that it is in the best interests of the Company and its stockholders to appoint Morgan O’Brien (“O’Brien”) to serve as CEO, and to secure Pescatore’s  continued services as Vice Chairman and then as an employee and consultant to the Company.

D.Accordingly, Pescatore and the Company desire to confirm the terms and conditions of Pescatore’s transition and continued services with the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

1. CEO Transition; Public Communication.

1.1 Contingent upon this Agreement becoming effective as provided in Section 6.A(5) below, Pescatore will be deemed to have taken the following actions, without any further action by Pescatore or the Company:

(a) Pescatore will transition from his position as CEO to the position of Vice Chairman of the Board (“Vice Chairman”), effective as of the 4:00 p.m. Eastern on April 23, 2018 (the “Transition Date”).

(b) On the Transition Date, Pescatore will be appointed as Vice Chairman and will continue to serve as an employee of the Company from the Transition Date through September 30, 2018, or such other date as mutually agreed to by the Chairman of the Board and Pescatore (the “Separation Date”).

(c) Effective as of the Separation Date, Pescatore will be deemed to have resigned as Vice Chairman and/or from his employment with the Company, from any other position(s) he then holds with the Company or any Company subsidiary and from any position he holds with any industry group or organization on behalf of the Company.

1.2 The Company agrees to prepare and issue a Press Release and a Current Report on Form 8-K regarding this Agreement, Pescatore’s planned transition from CEO to Vice Chairman, Pescatore’s subsequent transition to an employee and consultant of the Company, and the Board’s appointment of O’Brien as the Company’s new CEO, which Press Release will be mutually acceptable to Company and Pescatore; provided, that Pescatore acknowledges that the Current Report must be filed within four (4) business days after the Agreement Date.

2. Continued Board Service.

2.1 To comply with the provisions of Sections 3(h)(iv) and 3(h)(v) of the Company’s Corporate Governance Guidelines, Pescatore will be deemed to have tendered his resignation from the Board, without any further action by Pescatore or the Company, effective as of the Transition Date.

2.2 The Nominating and Corporate Governance Committee (the “Nominating Committee”) and the Board have determined that it is in the best interests of the Company and its stockholders not to accept Pescatore’s resignation from the Board as a result of his transition from CEO to Vice Chairman on the Transition Date. Accordingly, Pescatore will continue to serve as a director of the Board following the Transition Date.

2.3 The Board and the Nominating Committee will have the discretion, but not the obligation, to re-nominate Pescatore for continued service on the Board at the 2018 Annual Meeting of Stockholders.  If Pescatore is re-elected as a director at the 2018 Annual Meeting of Stockholders, he shall be entitled to receive additional compensation for his service, including an annual cash retainer (on a pro-rata basis for his service as a director after the Separation Date) and an annual equity award, in a manner consistent with the Company’s compensation program for its other non-employee directors.

3. Waiver of Rights Under Executive Severance Plan; Transition Consideration

3.1 As an executive officer, Pescatore is a participant in the Company’s Executive Severance Plan, effective as of February 18, 2015 (the “Severance Plan”), as a Tier 1 Executive.  As a Tier 1 Executive, Pescatore is entitled to severance benefits (including two years of base salary and target bonus, a pro rata target bonus for the fiscal year in which his services to the Company end, full or partial accelerated vesting of his outstanding equity awards, payments for continued health coverage, and other benefits) in the event of his termination by the Company without cause.  The Company is unaware of any grounds to terminate Pescatore for cause.  As a result, Pescatore would be entitled to receive the severance benefits set forth in the Severance Plan.  Nevertheless, contingent upon this Agreement becoming effective as provided in Section 6.A(5)  below and subject to the Company complying with its obligations under this Agreement and Consulting Agreement, Pescatore will be deemed to have waived his rights to receive severance benefits and any other obligations of the Company under the Severance Plan.  Subject to the same conditions,

Pescatore and the Company further agree that the Participation Agreement between the Company and Pescatore, dated March 27, 2015 shall be terminated effective upon the Effective Date.

3.2 In consideration for Pescatore’s continued services and his waiver of his rights under the Severance Plan, and contingent upon this Agreement becoming effective as provided in Section 6.A(5)  below, the Company shall provide Pescatore with the following compensation:

(a) Compensation for Continued Services: For his services as the Company’s CEO and then Vice Chairman during the fiscal year ended March 31, 2019 (“FY 2019”), the Company will pay Pescatore $15,385 per week (less applicable tax and other withholdings) for each full of week of service that he provides services to the Company as CEO, Vice Chairman or as an employee during FY 2019, payable in accordance with the Company’s standard payroll practices and subject to applicable taxes and withholdings.

(b) FY 2018 Annual Bonus: For his services as the Company’s CEO during the fiscal year ended March 31, 2018 (“FY 2018”), the Company will pay Pescatore an annual bonus of $260,000 (less applicable tax and other withholdings)(the “FY 2018 Annual Bonus”).  The Company will pay Pescatore the FY 2018 Annual Bonus at the same time it pays bonuses to its other executive officers for FY 2018.

(c) Outplacement Assistance:  The Company will pay the cost of providing outplacement services for Pescatore for a period of twelve (12) months at a cost not exceeding $25,000.  The Company will either reimburse Pescatore or pay the outplacement provider directly promptly following the provision of the outplacement services and the presentation to the Company of documentation of the provision of the services, and in all events by no later than the end of the year after the year in which such expense was incurred.

(d) Other Compensation and Benefits:  From April 1, 2018 through the Separation Date, Pescatore will be entitled to receive and accrue the same employee benefits he receives from the Company for his service as CEO, including, but not limited to, vacation/paid time off, health and life insurance benefits and reimbursable business expenses (subject to applicable tax and other withholdings).  Notwithstanding the foregoing, Pescatore shall not be entitled to receive an equity award for his services as an employee from April 1, 2018 through the Separation Date.  For purposes of clarity, the Company’s obligation to provide Pescatore with a base salary and annual bonus for his services as the Company’s CEO and then Vice Chairman during FY 2019 is satisfied by the Company’s obligations under Section 3.B.(1) above.

3.3 On the Separation Date, the Company agrees to pay Pescatore all then unpaid salary, accrued and unused vacation time and all reimbursable business expenses (subject to tax and other withholdings) incurred by Pescatore through the Separation Date in accordance with its obligations under this Agreement.  Contingent upon this Agreement becoming effective as provided in Section 6.A(5)  below and subject to the Company complying with its obligations under this Agreement and the Consulting Agreement, Pescatore acknowledges and agrees that his participation in all benefits and incidents of employment with the Company, including, but not limited to, salary, bonuses, equity awards, vacation or paid time off, health insurance and other employee benefits will cease upon the close of business on the Separation Date.

4. Consulting Services; Separation Consideration; Mutual Bring-Down Release.

4.1 Contingent upon this Agreement becoming effective as provided in Section 6.A(5) below, the Company agrees to retain Pescatore, and Pescatore agrees to serve, as a consultant to the Company pursuant to the terms of the Consulting Agreement attached hereto as Exhibit A (the “Consulting Agreement”), for a period of three (3) years from the Separation Date (the “Consulting End Date”).  In consideration for Pescatore’s services under the Consulting Agreement, the Company agrees to pay Pescatore $66,666.67 per month (less applicable tax and other withholdings, if any) during the first twenty four (24) monthly periods following the Separation Date, with the first payment to be made on the Separation Date and then monthly thereafter.

4.2 In addition, in consideration for Pescatore’s execution of the Mutual Bring-Down Release attached hereto as Exhibit B (the “Mutual Bring-Down Release”) following the Separation Date, the Company agrees to pay Pescatore $140,000 (less applicable tax and other withholdings, if any) in a lump sum on receipt of and contingent upon the effectiveness of the Mutual Bring-Down Release.  On the Separation Date, the Company agrees to execute the Mutual Bring-Down Release, with the effectiveness of the Company’s release contingent upon Pescatore’s execution of and the effectiveness of the Mutual Bring-Down Release.

4.3 Contingent upon this Agreement becoming effective as provided in Section 6.A(5)  below, the Company agrees that if Pescatore timely elects to continue his participation in Company’s group health insurance plans pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), then Company shall pay the COBRA premium(s) on Pescatore’s, and his eligible dependents’, behalf for eighteen (18) months after the Separation Date (the “COBRA Period”).  If Pescatore desires to continue his participation beyond the end of the COBRA Period, and is eligible to continue his participation pursuant to COBRA, he understands and agrees that he shall be fully responsible for making the necessary premium payments in order to continue such coverage.  Nothing herein shall be deemed to permit Pescatore to continue participating in any life insurance, long-term disability benefits, accidental death and dismemberment or other plans maintained by Company after the Separation Date.  Nothing herein shall limit the right of the Company to change the provider and/or the terms of its group health insurance plans at any time hereafter.

4.4 In addition, contingent upon this Agreement becoming effective as provided in Section 6.A(5)  below, the Company will continue to reimburse Pescatore for the premiums to maintain his existing life insurance policy through the Consulting End Date.

5. Equity Awards.

5.1 Schedule A lists Pescatore’s outstanding equity awards as of the Agreement Date (the “Equity Awards”).  Pursuant to the terms of the Company’s 2004 Stock Plan, 2010 Stock Plan and 2014 Stock Plan (collectively, the “Stock Plans”) and the Equity Awards, Pescatore shall continue to be a Service Provider and shall be deemed to be providing “Services” to the Company and, as a result, shall continue to vest in accordance with the terms of his Equity Awards as long as Pescatore continues to serve as an employee, director or consultant of the Company.

5.2 Contingent upon this Agreement becoming effective as provided in Section 6.A(5) below, (i) all of the non-performance based Equity Awards granted by the Company to Pescatore prior to February 18, 2015 shall become fully vested and exercisable for nine (9) months after the Consulting End Date; and (ii) all of the non-performance based Equity Awards granted to Pescatore after February 18, 2015, shall continue to vest through the Consulting End Date (with Pescatore receiving vesting credit on the Consulting End Date for any partial year period determined by multiplying the number of awards that would have vested on the next scheduled vesting date following the Consulting End Date by a fraction, the numerator of which is the number of full and partial months (rounded up) that Pescatore was providing services to the Company since the last vesting date, and the denominator of which is the number of months in the period beginning on the last vesting date and ending on the next scheduled vesting date); and to the extent that such a non-performance based Equity Award is a stock option, shall be exercisable for a period of nine (9) months after the Consulting End Date.  Upon the vesting and settlement of a portion of each non-performance based Restricted Stock Unit held by Pescatore, Pescatore and the Company agree to discuss the option of allowing Pescatore to cancel a portion of the vested Restricted Stock Units to cover any required tax withholdings.

5.3 Contingent upon this Agreement becoming effective as provided in Section 6.A(5)  below, Pescatore’s performance-based Equity Awards shall remain outstanding (and shall not terminate) and Pescatore shall continue to be eligible to obtain vested option shares and vested restricted stock units under the performance-based Equity Awards if the “Vesting Conditions” set forth in the performance-based Equity Awards are satisfied.  The Company agrees that Pescatore will be treated the same as the Company’s other executive officers who received performance-based equity awards in 2016 and 2017 in determining whether the Vesting Conditions have been satisfied, whether it waives or amends the Vesting Conditions, determines all or part of the performance-based Equity Awards should vest or otherwise replaces the performance-based Equity Awards with a cash bonus or a qualifying new performance-based equity award (a “Qualifying New Award”).  A “Qualifying New Award” shall be a performance-based equity award issued by the Company to its executive officers that has substantially similar performance objectives as Pescatore’s existing performance-based Equity Awards (and as a result are intended to reflect (at least in part) the effort and progress achieved by the Company’s executives through the Transition Date).  Pescatore acknowledges and agrees that equity awards issued to the Company’s executives in the ordinary course of business in accordance with the Company’s executive compensation program and to incentivize and compensate the Company’s executives for future services shall not be deemed to be Qualifying New Awards.  In addition, Pescatore acknowledges and agrees that the Board, acting in good faith, shall be solely responsible for determining whether or not Pescatore is entitled to a Qualifying New Award based on the terms and performance conditions of any future performance-based equity award issued to the Company’s executives after the Transition Date.  In order to vest in the Qualifying New Award, the performance objectives must be satisfied prior to the Consulting End Date.

5.4 Notwithstanding anything to the contrary in this Section 5, Pescatore acknowledges and agrees that any Equity Awards that are stock options must be exercised prior to the applicable 10-year expiration date.  Pescatore acknowledges and agrees that other than as specifically modified by this Agreement or the Consulting Agreement, Pescatore remains subject to the terms and conditions of his Equity Awards and the equity plans under which the Equity Awards were issued.  Pescatore further acknowledges and agrees that extending the period in which he may exercise his vested Stock Options by more than ninety (90) days from the date he ceases to be an employee of the Company will have the effect of automatically converting any of his stock options that are currently Incentive Stock Options (“ISOs”) to Non-Qualified Stock Options (“NSOs”).

Pescatore further acknowledges that ISOs and NSOs are treated differently under the tax laws (e.g., upon exercise of an NSO, the exercising party must pay tax on the spread between the then fair market value of the Company’s Common Stock and the exercise price paid for the stock), and that he is responsible for seeking his own legal and tax advice on such matters.

6. Mutual Release of Claims.
6.1 Pescatore Release of Claims:

(a) Pescatore agrees that the consideration offered by the Company to Pescatore pursuant to the terms of this Agreement and the Consulting Agreement represents settlement in full of all outstanding obligations owed to Pescatore by the Company and its current and former officers, directors, employees, agents, investors, attorneys, stockholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Company Releasees”).  Except as provided below, Pescatore, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns (the “Pescatore Releasees”), hereby and forever releases the Company Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Pescatore may possess against any of the Company Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date, including, without limitation:

(i) any and all claims relating to or arising from Pescatore’s employment relationship with the Company, his transition to Vice Chairman and subsequently to an employee and/or consultant of the Company, and his subsequent separation from the Company, including any and all claims relating to the Severance Plan;

(ii) any and all claims relating to, or arising from, Pescatore’s right to purchase, actual purchase or receipt of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(iii) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(iv) any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination

in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; the New Jersey Law Against Discrimination; or the New Jersey Family Leave Act;

(v) any and all claims for violation of the federal or any state constitution;
(vi) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(vii) any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Pescatore as a result of this Agreement; and

(viii) any and all claims for attorneys’ fees and costs.

(b) Pescatore agrees that the release set forth in this Section 6.A shall be and remain in effect in all respects as a complete general release as to the matters released.  Notwithstanding the foregoing, the release set forth in this Section 6.A does not release claims that cannot be released as a matter of law, including, but not limited to, Pescatore’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Pescatore the right to recover any monetary damages against the Company; Pescatore’s release of claims herein bars Pescatore from recovering such monetary relief from the Company).  Pescatore, however, acknowledges that any and all disputed wage claims that are released herein shall be subject to binding arbitration as provided in Section 13 below, except as required by applicable law.  Pescatore represents that he has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section 6.A.

(c) Further, this release does not apply to or impair any of the following:

(i) The Company’s obligations to Pescatore that arise under this Agreement after the Effective Date, including Pescatore’s rights to receive the consideration and benefits provided under this Agreement and the Consulting Agreement;

(ii) Pescatore’s rights and the obligations of the Company under the Equity Awards, as amended by the terms of this Agreement;
(iii) Pescatore’s vested rights under any 401k, retirement, or profit sharing plan of the Company; or

(iv) Pescatore’s rights to be defended and indemnified pursuant to New Jersey law or other applicable law, the Certificate of Incorporation or Bylaws of the Company, and the Indemnification Agreement, between the Company and Pescatore (including the right to receive advancements of expenses in accordance with any of the foregoing), or any policy of directors’ and officers’ liability insurance.

(d) Pescatore acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary.  Pescatore agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date.  Pescatore acknowledges that the consideration provided by the Company under this Agreement and the Consulting Agreement for this waiver and release is in addition to anything of value to which Pescatore was already entitled.  Pescatore further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement and the Consulting Agreement; (b) he has twenty-one (21) days within which to consider this Agreement and the Consulting Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement and the Consulting Agreement; (d) this Agreement and the Consulting Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement or the Consulting Agreement prevents or precludes Pescatore from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law.  In the event Pescatore signs this Agreement and returns it to the Company in less than the 21-day period identified above, Pescatore hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement and the Consulting Agreement.

(e) Pescatore understands that this Agreement and the Consulting Agreement shall be null and void if not executed by him within twenty one (21) days.   Pescatore has seven (7) days after Pescatore signs this Agreement to revoke this Agreement and the Consulting Agreement.  This Agreement and the Consulting Agreement will become effective on the eighth (8th) day after Pescatore signs this Agreement, so long as it has not been revoked by Pescatore before that date (the “Effective Date”).

6.2 Company Release of Claims:

(a) In consideration for Pescatore entering into this Agreement and contingent upon this Agreement becoming effective as provided in Section 6.A(5)  above, the Company agrees, on its behalf and on behalf of the Company Releasees, to waive, release and promise never to assert any claims or causes of action, whether or not now known, against Pescatore with respect to any matter, including (without limitation) any matter related to Pescatore’s retention by or services to the Company or the termination of those services, including (without limitation) claims to attorneys’ fees or costs, claims of defamation, fraud, breach of contract or breach of the covenant of good faith and fair dealing.  Except as provided below, the Company, on, its behalf and on behalf of the Company Releasees, hereby and forever releases Pescatore from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Company may possess against Pescatore arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date, including, without limitation:

(i) any and all claims relating to or arising from Pescatore’s employment relationship with the Company, his transition to Vice Chairman and subsequently to an employee and/or consultant of the Company, and his subsequent separation from the Company, including any and all claims relating to the Severance Plan;

(ii) any and all claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(iii) any and all claims for breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and

(iv) any and all claims for attorneys’ fees and costs.

(b) The Company agrees that the release set forth in this Section 6.B shall be and remain in effect in all respects as a complete general release as to the matters released.  Notwithstanding the foregoing, the release set forth in this Section 6.B does not release claims that cannot be released as a matter of law.   The Company represents that it has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section 6.B.

(c) Further, this release does not apply to or impair any of Pescatore’s obligations to the Company or the Company Releasees that arise under this Agreement after the Effective Date, the Consulting Agreement, the PIAA, the Indemnification Agreement, the Mutual Bring-Down Release, the Stock Plans and the Equity Awards.

7. Continuing Obligations.

7.1 Pescatore will sign and agrees to comply with the terms of the Company’s form of Proprietary Information and Inventions Agreement (the “PIAA”), including but not limited to, promises not to disclose and to protect all confidential and proprietary information of Company.

7.2 Pescatore and the Company entered into an Indemnification Agreement, dated August 4, 2004, in connection with Pescatore’s service as an officer and director of the Company (the “Indemnification Agreement”).  The Company agrees to comply with its continuing obligations set forth in the Indemnification Agreement.

8. No Pending Lawsuits; No Cooperation; No Admission.
8.1 Pescatore represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Company Releasees.

8.2 Pescatore agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company or any of the Company Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement.  Pescatore agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order.  If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against the Company or any of the Company Releasees, Pescatore shall state no more than that he cannot provide counsel or assistance.

8.3 Pescatore understands and acknowledges that the release in Section 6.A above constitutes a compromise and settlement of any and all actual or potential disputed claims by Pescatore.  No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (i) an admission of the truth or falsity of any actual or potential claims or (ii) an acknowledgment or admission by the Company of any fault or liability whatsoever to Pescatore or to any third party.

9. Pescatore Restrictive Covenants.

By executing this Agreement, Pescatore agrees to abide by the following restrictive covenants as consideration for the Company’s obligations under this Agreement and the Consulting Agreement, and acknowledges that the provisions and covenants contained in this Section 9 are ancillary and material to the terms of the Agreement and the Consulting Agreement and that the limitations contained in this Section 9 are reasonable in geographic and temporal scope and do not impose a greater restriction or restraint than is necessary to protect the goodwill and other legitimate business interests of the Company. Pescatore also acknowledges and agrees that the provisions of this Section 9 do not adversely affect his ability to earn a living in any capacity that does not violate the covenants contained herein.

9.1 Confidential Information. Pescatore shall hold in a fiduciary capacity for the benefit of the Company and all of its subsidiaries, partnerships, joint ventures, limited liability companies, and other affiliates (collectively, the “Company Group”), all secret or confidential information, knowledge or data relating to the Company and its businesses (including, without limitation, any proprietary and not publicly available information concerning any processes, methods, trade secrets, intellectual property, research secret data, costs, names of users or purchasers of their respective products or services, business methods, operating or manufacturing procedures, or programs or methods of promotion and sale) that Pescatore has obtained or obtains during Pescatore’s services to the Company and that is not public knowledge (other than as a result of Pescatore’s violation of this Section 9.A (“Confidential Information”)). Pescatore shall not communicate, divulge or disseminate Confidential Information at any time during or after Pescatore’s employment and/or service as a consultant with the Company, except with prior written consent of a corporate officer of Company, or as otherwise required by law or legal process.  All records, files, memoranda, reports, customer lists, drawings, plans, documents and the like that Pescatore uses, prepares or comes into contact with during the course of Pescatore’s employment shall remain the sole property of the Company, and at the Company’s written request shall either be turned over to the Company or destroyed by Pescatore (which destruction shall be confirmed in writing by Pescatore) upon termination of Pescatore’s employment and consulting services with the Company.

9.2 Non-Recruitment of Company Group Employees, Etc. From the date of this Agreement and for twenty four (24) months from the Separation Date (the “Restricted Period”), Pescatore shall not (i) solicit or participate in the solicitation of any person who was employed by the Company at any time during the six (6)-month period prior to the Separation Date to leave the employ of the Company. Pescatore further agrees that, during the Restricted Period, if an employee of the Company contacts Pescatore about prospective employment, Pescatore will inform that employee that Pescatore cannot discuss the matter further without informing the Company.

9.3 Non-Solicitation of Business. Pescatore acknowledges and agrees that the identities of the Company’s customers and any information regarding the Company’s customers is confidential and constitutes trade secrets. In recognition of the confidential and trade secret nature of information regarding the Company’s customers, Pescatore agrees that during the Restricted Period, that he shall not (either directly or indirectly or as an officer, agent, employee, partner or director of any other company, partnership or entity) solicit on behalf of any Competitor of the Company (as defined below) the business of (i) any customer of the Company during the time of Pescatore’s employment or as of the date of Pescatore’s termination of employment, or (ii) any potential customer of the Company that the Company had commenced discussions with prior to the Separation Date.  A “Competitor of the Company” means an entity:  (i) who holds FCC spectrum licenses; and (ii) who uses its FCC Spectrum to offer broadband network and mobile communication solutions targeted to critical infrastructure and enterprise customers; and (iii) with revenues from the entity’s solutions targeted to critical infrastructure and enterprise customers represents at least 20% of such entity’s annual revenues (each, a “Competitive Activity”).

9.4 Further Actions.  Pescatore further agrees that during the Restricted Period, Pescatore shall, upon written request, assist and cooperate with the Company with regard to any matter or project in which Pescatore was involved during Pescatore’s employment with the Company, including but not limited to any litigation that may be pending or arise after such termination of employment (other than any litigation in which the Company asserts a claim against Pescatore or alleges that Pescatore breached this Agreement or the Consulting Agreement).  After the end of the Restricted Period, the Company shall not unreasonably request such cooperation of Pescatore and shall cooperate with Pescatore in scheduling any assistance by Pescatore taking into account Pescatore’s business and personal affairs and shall provide reasonable compensation to Pescatore for any lost wages and/or expenses associated with such cooperation and assistance.

9.5 Acknowledgement and Enforcement. Pescatore acknowledges and agrees that: (i) the purpose of the foregoing covenants in this Section 9 are to protect the goodwill, trade secrets and other Confidential Information of the Company; (ii) because of the nature of the business in which the Company is engaged and because of the nature of the Confidential Information to which Pescatore has access, the Company would suffer irreparable harm and it would be impractical and excessively difficult to determine the actual damages of the Company in the event Pescatore breached any of the covenants of this Section 9; and (iii) remedies at law (such as monetary damages) for any breach of Pescatore’s obligations under this Section 9 would be inadequate. Pescatore therefore agrees and consents that if Pescatore commits any breach of a covenant under this Section 9 during the applicable period of restriction specified therein as determined in good faith by the Board, the Company shall have the right (in addition to, and not in lieu of, any other right or that may be available to it) to seek temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage.

10. Mutual Non Disparagement.

10.1 By Pescatore.  Pescatore shall at all times during the Restricted Period refrain from making statements, written or oral, that denigrate, disparage or defame the goodwill or reputation of the Company, the Board or the officers, directors or employees of the Company, except as required by legal process. Pescatore further agrees not to make any negative statement to third parties relating to his employment or any aspect of the businesses of the Company and not to make any statements to third parties about the circumstances of Pescatore’s separation from the Company, or about the Company or its trustees, directors, officer, security holders, partners, agents or former or current employees and directors, except as required by legal process. The foregoing provisions of this Section 10.A shall not, and are not intended to, restrict Pescatore from making objective statements that reflect his view, as a stockholder, with respect to factual matters concerning specific acts or determinations of the Company occurring after the date of this Agreement (subject to confidentiality obligations).

10.2 By the Company.  The Company’s officers and directors shall each at all times during the Restricted Period refrain from making statements, written or oral, that denigrate, disparage or defame the goodwill or reputation of Pescatore, except as required by legal process, and shall acknowledge Pescatore’s significant contributions to the success of the Company and its development. The Company’s officers and directors further agree not to make any negative statement to third parties relating to Pescatore’s employment or Pescatore’s separation from the Company, except as required by legal process or required to comply with the Company’s reporting obligations as a publicly traded company. The foregoing provisions of this Section 10.B shall not, and are not intended to, restrict the Company or the Board from making objective statements that reflect their view with respect to factual matters concerning specific acts or determinations of the Company, its directors, officers or stockholders occurring after the date of this Agreement (subject to confidentiality obligations).

10.3 Breach. For purposes of clarity, any breach of this Section 10 by the Company or Pescatore shall be governed by the provisions of Section11, and not Section 9.E.
11. Breach of Agreement.

11.1 The Company acknowledges and agrees that any material breach of this Agreement or the Consulting Agreement by the Company, shall entitle Pescatore to obtain damages, except as prohibited by law.  In addition, the Company’s failure to timely make any payments owed to Pescatore under this Agreement or the Consulting Agreement by more than twenty (20) days after receiving notice of non-payment from Pescatore shall be deemed to be a material breach of the Agreement by the Company and shall be deemed to be a Default Event, as such term is defined in the Consulting Agreement.  Pescatore acknowledges and agrees that before the Company shall be determined to have breached any provision or covenant contained in this Agreement or the Consulting Agreement, the Company shall have been given notice of any such alleged breach (including the grounds for Pescatore’s determination in reasonable detail) and been given twenty (20) days after receipt of such notice of such breach to (i) cure or remedy any such breach that is reasonably susceptible of cure or remedy or (ii) provide Pescatore with support that the Company did not breach this Agreement or the Consulting Agreement.

11.2 Pescatore acknowledges and agrees that any material breach of this Agreement by Pescatore as determined by the Board acting in good faith (other than Section 9, which shall be governed by Section 9.G), the Consulting Agreement or the Indemnification Agreement, unless such breach constitutes a legal action by Pescatore challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, shall entitle the Company immediately to seek damages, except as prohibited by law.  The Company acknowledges and agrees that before Pescatore shall be determined to have materially breached any provision or covenant contained in this Agreement, the Consulting Agreement or the PIAA, Pescatore shall have been given notice of any such alleged breach (including the grounds for the Company’s determination in reasonable detail) and been given twenty (20) days after receipt of such notice of such breach to (i) cure or remedy any such breach that is reasonably susceptible of cure or remedy or (ii) provide the Company with support that Pescatore did not breach this Agreement, the Consulting Agreement or the PIAA.  During this twenty (20) day notice period and prior to the Board of the Company making a final determination that Pescatore is in material breach, Pescatore will be afforded the opportunity to make a presentation to the Board regarding the matters referred to in the Company’s notice.

12. Legal Representation.

Pescatore represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement and the Consulting Agreement.  Pescatore has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement or the Consulting Agreement. Pescatore further acknowledges and agrees that Gunderson Dettmer (“GD”) is legal counsel for Company solely, and that he is not relying on the Company or GD for legal advice regarding this Agreement or the Consulting Agreement.  The parties further acknowledge that they have entered into this Agreement and the Consulting Agreement voluntarily, without coercion, and based upon their own judgment and not in reliance upon any representations or promises made by the other party or parties, other than those contained within this Agreement or the Consulting Agreement.

13. Arbitration and Equitable Relief.

13.1 Arbitration. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN PASSAIC COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”).  THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES.  THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH NEW JERSEY LAW, INCLUDING THE NEW JERSEY CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL NEW JERSEY LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION.  TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH NEW JERSEY LAW, NEW JERSEY LAW SHALL TAKE PRECEDENCE.

THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION.  THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD.  THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW.  THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY.  NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE.  SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

13.2 Voluntary Nature of Agreement. Pescatore acknowledges and agrees that he is executing this Agreement and the Consulting agreement voluntarily and without any duress or undue influence by the Company or anyone else. Pescatore further acknowledges and agrees that he has carefully read this Agreement and the consulting agreement and that Pescatore has asked any questions needed for Pescatore to understand the terms, consequences and binding effect of this Agreement and the consulting agreement and fully understands both agreements, including that Pescatore is waiving his right to a jury trial. Finally, Pescatore agrees that he has been provided an opportunity to seek the advice of an attorney of Pescatore’s choice before signing this Agreement.

14. Miscellaneous.

14.1 Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement and the Consulting Agreement.  Pescatore represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement and the Consulting Agreement.  Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

14.2  Severability.  In the event that any provision or any portion of any provision of this Agreement or the Consulting Agreement or any surviving agreement made a part hereof or thereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement and the Consulting Agreement shall continue in full force and effect without said provision or portion of provision.

14.3 Attorneys’ Fees.  Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement or the Consulting Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

14.4 Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement and the Consulting Agreement.

14.5 Treatment upon Pescatore’s Death or Permanent Disability.  In consideration for Pescatore entering into this Agreement and contingent upon this Agreement becoming effective as provided in Section 6.A(5)  above, in the event of Pescatore’s death or permanent disability prior to the Consulting End Date, the Company shall: (i) pay Pescatore all amounts that would have been paid under this Agreement, the Consulting Agreement and the Mutual Bring-Down Release as if Pescatore performed all of his obligations under such agreements through the Consulting End Date in a lump sum within twenty (20) business days of his death or permanent disability; (ii) Pescatore’s non-performance based Equity Awards shall immediately accelerate so that Pescatore shall vest in all non-performance based Equity Awards through the Consulting End Date as provided in Section 5.B above and such Equity Awards shall remain exercisable for nine (9) months after the Consulting End Date and (iii) Pescatore’s performance based Equity Awards shall remain outstanding and shall vest in accordance with Section 5.C above.

14.6 Entire Agreement.  This Agreement, together with the Consulting Agreement, the PIAA, the Indemnification Agreement, the Mutual Bring-Down Release, the Stock Plans and the Equity Awards, represents the entire agreement and understanding between the Company and Pescatore concerning the subject matter of this Agreement and the Consulting Agreement and Pescatore’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and the Consulting Agreement and Pescatore’s relationship with the Company.

14.7 No Oral Modification. This Agreement may only be amended in a writing signed by Pescatore and an executive officer of the Company (as approved by the Compensation Committee).

14.8 Governing Law.  This Agreement shall be governed by the laws of the State of New Jersey, without regard for choice-of-law provisions.  Pescatore consents to personal and exclusive jurisdiction and venue in the county of Passaic in the state of New Jersey.

14.9 Counterparts.  This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

14.10 Assignability. This Agreement and the Consulting Agreement are binding upon Pescatore’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its subsidiaries, its successors, and its assigns.  Pescatore may not sell, assign or delegate any rights or obligations under this Agreement or the Consulting Agreement. Notwithstanding anything to the contrary herein, the Company may assign this Agreement and the Consulting Agreement and its rights and obligations under this Agreement and the Consulting Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, change of control or otherwise.

14.11 Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile or email, or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 14.J.

If to the Company, to:

pdvWireless, Inc.

3 Garret Mountain Plaza, Suite 401

Woodland Park, New Jersey 07424

Attn: Chairman of the Board

The one exception to the notice requirement will be the delivery of invoices, or requests for expense reimbursement, by Pescatore to the Company.  Invoices and requests for expense reimbursement will be delivered by Pescatore via e-mail to Tim Gray at tgray@pdvwireless.com.

If to Pescatore, to the address for notice on the first page to this Agreement and electronically to jpescatore26@gmail.com or, to such future address as Pescatore shall update in writing.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

PESCATORE	PDVWIRELESS, INC.

By: /s/ John Pescatore	By: /s/ Brian McAuley
Name: John Pescatore	Name: Brian McAuley
Title: Chairman of the Board

Schedule A

List of Equity Awards

Type of Award	Date of grant	Number of Shares	Vesting Schedule	Vesting Start Date
Option	December 12, 2010	12,986	Fully vested	n/a
Option	May 14, 2014	300,000	Fully vested	n/a
Option	August 17, 2017	50,000	25% per year	August 17, 2017
Performance Option	August 17, 2017	50,000	Performance Based	n/a
RSU	January 13, 2016	19,373	25% per year	January 13, 2016
RSU	May 22, 2017	24,176	25% per year	May 22, 2017
Performance RSU	January 13, 2016	19,373	Performance Based	n/a
Performance RSU	May 22, 2017	24,176	Performance Based	n/a

EXHIBIT A

Consulting Agreement

Separately filed as Exhibit 10.2

EXHIBIT B

MUTUAL Bring-Down Release

PDVWIRELESS, INC.

MUTUAL BRING-DOWN RELEASE AGREEMENT

This Mutual Bring-Down Release Agreement (the “Release”) is made and entered into as of ________, ____ (the “Agreement Date”) by and between pdvWireless, Inc., a Delaware corporation, with its principal place of business at 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424 (the “Company”), and John Pescatore, an individual with his principal address at ***  (“Consultant”) (each herein referred to individually as a “Party,” or collectively as the “Parties”). All capitalized terms used in this Release not otherwise defined herein shall have the meanings set forth the Transition Agreement, except as otherwise specified.

A. The Parties previously entered into the Continued Service, Consulting and Transition Agreement (the “Transition Agreement”) and the Consulting Agreement (the “Consulting Agreement”), each dated April 23, 2018.

B. Pescatore’s employment with the Company ended on the Separation Date (as defined in the Transition Agreement).

C. The Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands they may have against the other Party and any of their respective releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Pescatore’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Pescatore hereby agree as follows:

1.	Release Payment.

In consideration for Pescatore entering into this Release and contingent upon this Release becoming effective as provided in Section 2.E below, the Company agrees to pay Pescatore $140,000 (less applicable tax and other withholdings, if any) in a lump sum on the Effective Date (as defined below) of this Release.

2.	Pescatore Release of Claims.

A. Pescatore agrees that the consideration offered by the Company to Pescatore pursuant to the terms of this Release, the Transition Agreement and the Consulting Agreement represents settlement in full of all outstanding obligations owed to Pescatore by the Company and its current and former officers, directors, employees, agents, investors, attorneys, stockholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Company Releasees”).  Except as provided below, Pescatore, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns (the “Pescatore Releasees”), hereby and forever releases the Company Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Pescatore may possess against any of the Company Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Release, including, without limitation:

(1) any and all claims relating to or arising from Pescatore’s employment relationship with the Company, his transition to Vice Chairman and subsequently to an employee and/or consultant of the Company, and his subsequent separation from the Company, including any and all claims relating to the Severance Plan;

(2) any and all claims relating to, or arising from, Pescatore’s right to purchase, actual purchase or receipt of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(3) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(4) any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; the New Jersey Law Against Discrimination; or the New Jersey Family Leave Act;

(5) any and all claims for violation of the federal or any state constitution;
(6) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(7) any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Pescatore as a result of this Release; and

(8) any and all claims for attorneys’ fees and costs.

B. Pescatore agrees that the release set forth in this Section 2 shall be and remain in effect in all respects as a complete general release as to the matters released.  Notwithstanding the foregoing, the release set forth in this Section 2 does not release claims that cannot be released as a matter of law, including, but not limited to, Pescatore’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Pescatore the right to recover any monetary damages against the Company; Pescatore’s release of claims herein bars Pescatore from recovering such monetary relief from the Company).  Pescatore, however, acknowledges that any and all disputed wage claims that are released herein shall be subject to binding arbitration as provided in Section 6.A below, except as required by applicable law.  Pescatore represents that he has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section 2.

C. Further, this Release does not apply to or impair any of the following:

(1) The Company’s obligations to Pescatore that arise under the Transition Agreement or Consulting Agreement after the Effective Date, including Pescatore’s rights to receive the consideration and benefits provided under such agreements;

(9) Pescatore’s rights and the obligations of the Company under the Equity Awards, as amended by the Transition Agreement;
(10) Pescatore’s vested rights under any 401k, retirement, or profit sharing plan of the Company; or

(11) Pescatore’s rights to be defended and indemnified pursuant to any applicable New Jersey law, the Certificate of Incorporation or Bylaws of the Company, and the Indemnification Agreement, between the Company and Pescatore (including the right to receive advancements of expenses in accordance with any of the foregoing), or any policy of directors’ and officers’ liability  insurance.

D. Pescatore acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary.  Pescatore agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date.  Pescatore acknowledges that the consideration provided by the Company under this Release for this waiver and release is in addition to anything of value to which Pescatore was already entitled.  Pescatore further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Release; (b) he has twenty-one (21) days within which to consider this Release; (c) he has seven (7) days following his execution of this Release to revoke this Release; (d) this Release shall not be effective until after the revocation period has expired; and (e) nothing in this Release prevents or precludes Pescatore from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law.  In the event Pescatore signs this  and returns it to the Company in less than the 21-day period identified above, Pescatore hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Release.

E. Pescatore understands that this Release shall be null and void if not executed by him within twenty one (21) days.   Pescatore has seven (7) days after Pescatore signs this Release to revoke this Release.  This Release will become effective on the eighth (8th) day after Pescatore signs this Release, so long as it has not been revoked by Pescatore before that date (the “Effective Date”).

3.	Company Release of Claims:

A. In consideration for Pescatore entering into this Release and contingent upon this Release becoming effective as provided in Section 2.E above, the Company agrees, on its behalf and on behalf of the Company Releasees, to waive, release and promise never to assert any claims or causes of action, whether or not now known, against Pescatore with respect to any matter, including (without limitation) any matter related to Pescatore’s retention by or services to the Company or the termination of those services, including (without limitation) claims to attorneys’ fees or costs, claims of defamation, fraud, breach of contract or breach of the covenant of good faith and fair dealing.  Except as provided below, the Company, on, its behalf and on behalf of the Company Releases, hereby and forever releases Pescatore from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Company may possess against Pescatore arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date, including, without limitation:

(1) any and all claims relating to or arising from Pescatore’s employment relationship with the Company, his transition to Vice Chairman and subsequently to an employee and/or consultant of the Company, and his subsequent separation from the Company, including any and all claims relating to the Severance Plan;

(12) any and all claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(13) any and all claims for breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion;

(14) any and all claims for attorneys’ fees and costs.

B. The Company agrees that the release set forth in this Section 3 shall be and remain in effect in all respects as a complete general release as to the matters released.  Notwithstanding the foregoing, the release set forth in this Section 3 does not release claims that cannot be released as a matter of law.   The Company represent that it has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section 3.

C. Further, this release does not apply to or impair any of Pescatore’s obligations to the Company or the Company Releasees that arise under this Release after the Effective Date, the Consulting Agreement or any other agreement between Pescatore and the Company.

4.	No Pending Lawsuits; No Cooperation; No Admission.
A. Pescatore represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Company Releasees.

B. Pescatore agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company or any of the Company Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Release.  Pescatore agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order.  If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against the Company or any of the Company Releasees, Pescatore shall state no more than that he cannot provide counsel or assistance.

C. Pescatore understands and acknowledges that the release in Section 2 above constitutes a compromise and settlement of any and all actual or potential disputed claims by Pescatore.  No action taken by the Company hereto, either previously or in connection with this Release, the Transition Agreement or the Consulting Agreement, shall be deemed or construed to be (i) an admission of the truth or falsity of any actual or potential claims or (ii) an acknowledgment or admission by the Company of any fault or liability whatsoever to Pescatore or to any third party.

5.	Legal Representation.

Pescatore represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Release, the Transition Agreement and the Consulting Agreement.  Pescatore has not relied upon any representations or statements made by the Company that are not specifically set forth in this Release, the Transition Agreement or the Consulting Agreement. Pescatore further acknowledges and agrees that Gunderson Dettmer (“GD”) is legal counsel for Company solely, and that he is not relying on the Company or GD for legal advice regarding this Release, the Transition Agreement or the Consulting Agreement.  The parties further acknowledge that they have entered into this Release voluntarily, without coercion, and based upon their own judgment and not in reliance upon any representations or promises made by the other party or parties, other than those contained within this Release, the Transition Agreement and the Consulting Agreement.

6.	Arbitration and Equitable Relief

a. Arbitration. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS RELEASE, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN PASSAIC COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”).  THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES.  THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY

ARBITRATION IN ACCORDANCE WITH NEW JERSEY LAW, INCLUDING THE NEW JERSEY CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL NEW JERSEY LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION.  TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH NEW JERSEY LAW, NEW JERSEY LAW SHALL TAKE PRECEDENCE.  THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION.  THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD.  THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW.  THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY.  NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS RELEASE AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE.  SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

b. Voluntary Nature of Agreement. Pescatore acknowledges and agrees that he is executing this RELEASE voluntarily and without any duress or undue influence by the Company or anyone else. Pescatore further acknowledges and agrees that he has carefully read this RELEASE, THE Transition Agreement and the consulting agreement and that Pescatore has asked any questions needed for Pescatore to understand the terms, consequences and binding effect of this RELEASE, THE TRANSITION AGREEMENT and the consulting agreement and fully understands ALL OF THESE agreements, including that Pescatore is waiving his right to a jury trial. Finally, Pescatore agrees that he has been provided an opportunity to seek the advice of an attorney of Pescatore’s choice before signing this RELEASE.

7.	Miscellaneous

A. Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Release.  Pescatore represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Release.  Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

B.  Severability.  In the event that any provision or any portion of any provision of this Release, the Transition Agreement or the Consulting Agreement or any surviving agreement made a part hereof or thereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Release, the Transition Agreement and the Consulting Agreement shall continue in full force and effect without said provision or portion of provision.

C. Attorneys’ Fees.  Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Release, the Transition Agreement or the Consulting Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

D. Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Release.

E. Entire Agreement.  This Release, together with the Transition Agreement, the PIAA, the Consulting Agreement, the Indemnification Agreement, the Stock Plans and the Equity Awards, represents the entire agreement and understanding between the Company and Pescatore concerning the subject matter of this Release and Pescatore’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Release and Pescatore’s relationship with the Company.

F. No Oral Modification. This Release may only be amended in a writing signed by Pescatore and an executive officer of the Company (as approved by the Compensation Committee)..

G. Governing Law.  This Release shall be governed by the laws of the State of New Jersey, without regard for choice-of-law provisions.  Pescatore consents to personal and exclusive jurisdiction and venue in Passaic county in the State of New Jersey.

H. Counterparts.  This Release may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

I. Assignability. This Release is binding upon Pescatore’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its subsidiaries, its successors, and its assigns.  Pescatore may not sell, assign or delegate any rights or obligations under this Release. Notwithstanding anything to the contrary herein, the Company may assign this Release and its rights and obligations under this Release to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, change of control or otherwise.

J. Notices. Any notice or other communication required or permitted by this Release to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile or email, or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 7.J.

If to the Company, to:

pdvWireless, Inc.
3 Garret Mountain Plaza, Suite 401
Woodland Park, New Jersey 07424
Attn: Chairman of the Board

The one exception to the notice requirement will be the delivery of invoices, or requests for expense reimbursement, by the Pescatore to the Company.  Invoices and requests for expense reimbursement will be delivered by Pescatore via e-mail to: Tim Gray at tgray@pdvwireless.com.

If to Pescatore, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Pescatore provided by Pescatore to the Company.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Release as of the date first written above.

PESCATORE	PDVWIRELESS, INC.

By: ________________________________	By: ________________________________
Name: John Pescatore	Name: __________________________
Title: ___________________________